Exhibit 99.1

             Yahoo! Reports Second Quarter 2005 Financial Results;
          Revenues - $1,253 Million, Operating Income - $261 Million,
      Operating Income Before Depreciation and Amortization - $368 Million

     SUNNYVALE, Calif.--(BUSINESS WIRE)--July 19, 2005--Yahoo! Inc. (Nasdaq:YHOO) today reported results for the second quarter ended June 30, 2005.
     "Yahoo! continued to see solid growth in the second quarter as a result of our strength in both search marketing and brand advertising, increased engagement from our large, global audience, and our ability to execute and perform according to plan," said Terry Semel, chairman and chief executive officer, Yahoo!. "We have a healthy business model that we believe will enable us to take advantage of future growth opportunities and we remain dedicated to providing our users with the very best services on the Internet."

     Consolidated Financial Results

     -- Revenues were $1,253 million for the second quarter of 2005, a 51 percent increase compared to $832 million for the same period of 2004.

     -- Marketing services revenue was $1,094 million for the second quarter of 2005, a 51 percent increase compared to $723 million for the same period of 2004.

     -- Fees revenue was $159 million for the second quarter of 2005, a 45 percent increase compared to $109 million for the same period of 2004.

     -- Revenues excluding traffic acquisition costs ("TAC") were $875 million for the second quarter of 2005, a 44 percent increase compared to $609 million for the same period of 2004.

     -- Gross profit for the second quarter of 2005 was $767 million, a 43 percent increase compared to $535 million for the same period of 2004.

     -- Operating income for the second quarter of 2005 was $261 million, a 75 percent increase compared to $149 million for the same period of 2004.

     -- Operating income before depreciation and amortization for the second quarter of 2005 was $368 million, a 57 percent increase compared to $234 million for the same period of 2004.

     -- Cash flow from operating activities for the second quarter of 2005 was $404 million, a 62 percent increase compared to $250 million for the same period of 2004.

     -- Free cash flow for the second quarter of 2005 was $300 million, a 55 percent increase compared to $194 million for the same period of 2004.

     -- Net income for the second quarter of 2005 was $755 million or $0.51 per diluted share (including net income of $563 million, or $0.38 per diluted share, related to the sale of an investment). This compares with net income of $113 million or $0.08 per diluted share for the same period of 2004.

     "We are very pleased with our second quarter results as they clearly underscore two fundamental business model strengths: excellent growth and great balance," said Susan Decker, chief financial officer, Yahoo!. "We see this as a terrific combination leading to the quarter's strong organic revenue growth, robust profitability, and substantial free cash flow."

     Segment Financial Results

     -- United States revenues for the second quarter of 2005 were $870 million, a 39 percent increase from the $624 million reported for the same period of 2004.

     -- International revenues for the second quarter of 2005 were $383 million, an 84 percent increase from the $208 million reported for the same period of 2004.

     -- United States segment operating income before depreciation and amortization for the second quarter of 2005 was $291 million, a 47 percent increase from the $198 million reported for the same period of 2004.

     -- International segment operating income before depreciation and amortization for the second quarter of 2005 was $77 million, a 116 percent increase from the $36 million reported for the same period of 2004.

     Cash Flow Information

     Free cash flow was $300 million in the second quarter of 2005 compared to $194 million for the same period of 2004. Cash, cash equivalents and investments in marketable debt securities grew by $1,073 million from $3,852 million at March 31, 2005 to $4,925 million at June 30, 2005. In addition to free cash flow of $300 million, Yahoo! generated $212 million from the issuance of common stock as a result of the exercise of employee stock options, and $959 million in proceeds from sales of marketable equity securities. These increases were offset by a net $264 million used in structured stock repurchase transactions, and $122 million used for acquisitions and investing activities.
     Please refer to the "Note to Unaudited Condensed Consolidated Statements of Operations" for definitions of certain key financial measures used here and in the "Business Outlook" attached to this press release.

     Quarterly Conference Call

     Yahoo! will host a conference call to discuss second quarter results at 5:00 p.m. Eastern Time today. A live webcast of the conference call, together with supplemental financial information can be accessed through the Company's Investor Relations website at http://yhoo.client.shareholder.com/earnings.cfm. In addition, an archive of the webcast can be accessed through the same link. An audio replay of the call will be available following the conference call by calling 877-213-9653 or 630-652-3041, reservation number: 11995938.

     About Yahoo!

     Yahoo! Inc. is a leading global internet brand and one of the most trafficked Internet destinations worldwide. Yahoo! seeks to provide online products and services essential to users' lives, and offers a full range of tools and marketing solutions for businesses to connect with Internet users around the world. Yahoo! is headquartered in Sunnyvale, California.

     This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: revenues excluding traffic acquisition costs, operating income before depreciation and amortization, and free cash flow. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. See "Note to Unaudited Condensed Consolidated Statements of Operations" and "Reconciliations to Unaudited Condensed Consolidated Statements of Operations" included in this press release for further information regarding these non-GAAP financial measures.

     This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (as described without limitation in the Business Outlook section and quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's ability to compete with new or existing competitors; reduction in spending by, or loss of, marketing services customers; the demand by customers for Yahoo!'s premium services; acceptance by users of new products and services; risks related to the integration of recent acquisitions; risks related to the Company's international operations; failure to manage growth and diversification; adverse results in litigation, including intellectual property infringement claims; the Company's ability to protect its intellectual property and the value of its brands; dependence on key personnel; dependence on third parties for technology, services, content and distribution; and general economic conditions. All information set forth in this release and its attachments is as of July 19, 2005. Yahoo! undertakes no duty to update this information. More information about potential factors that could affect the Company's business and financial results is included under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 which are on file with the SEC and available at the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, which will be filed with the SEC in the third quarter of 2005.

     Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.


                              Yahoo! Inc.
       Unaudited Condensed Consolidated Statements of Operations
               (in thousands, except per share amounts)

                          Three Months Ended       Six Months Ended
                              June 30,                 June 30,
                       ----------------------- -----------------------
                           2004        2005        2004        2005
                       ----------- ----------- ----------- -----------

Revenues              $   832,299 $ 1,252,997 $ 1,590,085 $ 2,426,739

Cost of revenues          297,383     485,898     579,088     939,195

                       ----------- ----------- ----------- -----------
Gross profit              534,916     767,099   1,010,997   1,487,544
                       ----------- ----------- ----------- -----------

Operating expenses:
  Sales and marketing     191,875     246,406     358,170     476,925
  Product development      87,140     125,544     164,129     244,893
  General and
   administrative          63,159      81,430     120,715     154,975
  Stock compensation
   expense (1)              7,140      10,948      19,712      20,414
  Amortization of
   intangibles             36,108      41,414      66,620      81,617
                       ----------- ----------- ----------- -----------
    Total operating
     expenses             385,422     505,742     729,346     978,824
                       ----------- ----------- ----------- -----------

Income from operations    149,494     261,357     281,651     508,720

Other income, net          13,179     979,736      27,557   1,029,730
                       ----------- ----------- ----------- -----------

Income before income
 taxes, earnings in
 equity interests,
 minority interests       162,673   1,241,093     309,208   1,538,450

Provision for income
 taxes                    (72,517)   (515,855)   (137,226)   (636,290)
Earnings in equity
 interests                 24,108      33,105      43,976      62,483
Minority interests in
 operations of
 consolidated
 subsidiaries              (1,752)     (3,654)     (2,234)     (5,394)
                       ----------- ----------- ----------- -----------

Net income            $   112,512 $   754,689 $   213,724 $   959,249
                       =========== =========== =========== ===========


Net income per share -
 diluted              $      0.08 $      0.51 $      0.15 $      0.65
                       =========== =========== =========== ===========

Shares used in per
 share calculation -
 diluted                1,449,707   1,484,200   1,438,128   1,481,114
                       =========== =========== =========== ===========


(1) Stock compensation expense is allocated as follows:

Sales and marketing   $     2,376 $     1,509 $     5,981 $     2,999
Product development         2,548       3,741       7,271       7,003
General and
 administrative             2,216       5,698       6,460      10,412
                       ----------- ----------- ----------- -----------
  Total stock
   compensation
   expense            $     7,140 $    10,948 $    19,712 $    20,414
                       =========== =========== =========== ===========

----------------------------------------------------------------------
Supplemental Financial Data (See Note)
---------------------------
Revenues excluding
 traffic acquisition
 costs ("TAC")        $   609,141 $   875,112 $ 1,159,291 $ 1,695,867
Operating income
 before depreciation
 and amortization     $   234,062 $   368,440 $   444,983 $   713,502
Free cash flow        $   194,003 $   299,874 $   391,289 $   617,440
----------------------------------------------------------------------


                             Yahoo! Inc.
  Note to Unaudited Condensed Consolidated Statements of Operations


This press release includes the non-GAAP financial measures of revenues excluding traffic acquisition costs, operating income before depreciation and amortization, and free cash flow, which are reconciled to gross profit, income from operations, and cash flow from operating activities, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing business outlook, and as a means to evaluate period-to-period comparisons. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, gross profit, income from operations, and cash flow from operating activities calculated in accordance with generally accepted accounting principles.

Revenues excluding traffic acquisition costs or TAC is defined as gross profit plus other cost of revenues. Under GAAP, both our revenues and cost of revenues include TAC. In defining revenues excluding TAC as our non-GAAP gross profit measure, we have removed TAC from both revenues and cost of revenues. TAC consists of payments made to affiliates that have integrated our sponsored search offerings into their websites and payments made to companies that direct consumer and business traffic to the Yahoo! website. We present revenues excluding TAC: (1) to provide a metric for our investors to analyze and value our Company and (2) to provide investors one of the primary metrics used by the Company for evaluation and decision-making purposes. We provide revenues excluding TAC because we believe it is useful to investors in valuing our Company. One of the ways investors value companies is to apply a multiple to revenues. Since a significant portion of the GAAP revenues associated with our sponsored search offerings is paid to our third party affiliates, we believe investors find it more meaningful to apply multiples to revenues excluding TAC to assess our value as this avoids "double counting" revenues that are paid to, and being reported by, our third party affiliates. Further, management uses revenues excluding TAC for evaluating the performance of our business, making operating decisions, for budgeting purposes, and as a factor in determining management compensation. A limitation of revenues excluding TAC is that it is a measure which we have defined for internal and investor purposes that may be unique to the Company and therefore it may not enhance the comparability of our results to other companies in our industry who have similar business arrangements but address the impact of TAC differently.

Operating income before depreciation and amortization is defined as income from operations before depreciation, amortization of intangible assets and amortization of stock compensation expense. We consider operating income before depreciation and amortization to be an important indicator of the operational strength of the Company. This measure eliminates the effects of depreciation, amortization of intangible assets and amortization of stock compensation expense from period to period, which we believe is useful to management and investors in evaluating the operating performance of the Company, as depreciation and amortization costs are not directly attributable to the underlying performance of the Company's business operations. A limitation associated with this measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company's businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock compensation expenses related to our workforce. Management compensates for this limitation by providing supplemental information about stock compensation expense on the face of the consolidated statements of operations.

Free cash flow is defined as cash flow from operating activities including the tax benefit from stock options, less net capital expenditures and dividends received. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period.



                              Yahoo! Inc.
          Reconciliations to Unaudited Condensed Consolidated
                       Statements of Operations
                            (in thousands)

                          Three Months Ended       Six Months Ended
                               June 30,                June 30,
                       -----------------------------------------------
                           2004        2005        2004        2005
                       ----------- ----------- ----------- -----------

Revenues for groups of similar services (2):
  Marketing services  $   722,705 $ 1,094,301 $ 1,387,751 $ 2,119,097
  Fees                    109,594     158,696     202,334     307,642
                       ----------- ----------- ----------- -----------
  Total revenues      $   832,299 $ 1,252,997 $ 1,590,085 $ 2,426,739
                       =========== =========== =========== ===========

Revenues by segment:
  United States       $   624,161 $   869,517 $ 1,223,432 $ 1,688,243
  International           208,138     383,480     366,653     738,496
                       ----------- ----------- ----------- -----------
  Total revenues      $   832,299 $ 1,252,997 $ 1,590,085 $ 2,426,739
                       =========== =========== =========== ===========

Cost of revenues:
  Traffic acquisition
   costs ("TAC")      $   223,158 $   377,885 $   430,794 $   730,872
  Other cost of
   revenues                74,225     108,013     148,294     208,323
                       ----------- ----------- ----------- -----------
  Total cost of
   revenues           $   297,383 $   485,898 $   579,088 $   939,195
                       =========== =========== =========== ===========

Revenues excluding TAC:
  Gross profit        $   534,916 $   767,099 $ 1,010,997 $ 1,487,544
  Other cost of
   revenues                74,225     108,013     148,294     208,323
                       ----------- ----------- ----------- -----------
  Revenues excluding
   TAC                $   609,141 $   875,112 $ 1,159,291 $ 1,695,867
                       =========== =========== =========== ===========

Revenues excluding TAC by segment:
  United States:
  Gross profit        $   413,788 $   575,460 $   802,896 $ 1,115,549
  Other cost of
   revenues                60,304      84,585     122,921     163,388
                       ----------- ----------- ----------- -----------
  Revenues excluding
   TAC                $   474,092 $   660,045 $   925,817 $ 1,278,937
                       =========== =========== =========== ===========

  International:
  Gross profit        $   121,128 $   191,639 $   208,101 $   371,995
  Other cost of
   revenues                13,921      23,428      25,373      44,935
                       ----------- ----------- ----------- -----------
  Revenues excluding
   TAC                $   135,049 $   215,067 $   233,474 $   416,930
                       =========== =========== =========== ===========

Operating income before depreciation and amortization:
  Income from
   operations         $   149,494 $   261,357 $   281,651 $   508,720
  Depreciation and
   amortization            77,428      96,135     143,620     184,368
  Stock compensation
   expense                  7,140      10,948      19,712      20,414
                       ----------- ----------- ----------- -----------
  Operating income
   before depreciation
   and amortization   $   234,062 $   368,440 $   444,983 $   713,502
                       =========== =========== =========== ===========

Operating income before depreciation and amortization by segment:
  Operating income
   before depreciation
   and amortization -
   United States      $   198,365 $   291,244 $   389,619 $   561,659
  Operating income
   before depreciation
   and amortization -
   International           35,697      77,196      55,364     151,843
                       ----------- ----------- ----------- -----------
  Operating income
   before depreciation
   and amortization   $   234,062 $   368,440 $   444,983 $   713,502
                       =========== =========== =========== ===========

  United States:
  Income from
   operations         $   128,556 $   202,275 $   249,845 $   392,293
  Depreciation and
   amortization            63,711      78,591     123,011     150,194
  Stock compensation
   expense                  6,098      10,378      16,763      19,172
                       ----------- ----------- ----------- -----------
  Operating income
   before depreciation
   and amortization -
   United States      $   198,365 $   291,244 $   389,619 $   561,659
                       =========== =========== =========== ===========

  International:
  Income from
   operations         $    20,938 $    59,082 $    31,806 $   116,427
  Depreciation and
   amortization            13,717      17,544      20,609      34,174
  Stock compensation
   expense                  1,042         570       2,949       1,242
                       ----------- ----------- ----------- -----------
  Operating income
   before depreciation
   and amortization -
   International      $    35,697 $    77,196 $    55,364 $   151,843
                       =========== =========== =========== ===========

Free cash flow:
  Cash flow from
   operating
   activities         $   249,702 $   404,195 $   485,677 $   789,910
  Acquisition of
   property and
   equipment, net         (55,699)    (93,651)    (94,388)   (161,800)
  Dividends received            -     (10,670)          -     (10,670)

                       ----------- ----------- ----------- -----------
  Free cash flow      $   194,003 $   299,874 $   391,289 $   617,440
                       =========== =========== =========== ===========

(2) Yahoo! currently classifies its revenues as either Marketing Services or Fees. For the three and six months ended June 30, 2004, Yahoo! reclassified previously reported Marketing Services revenues of $6 million and $10 million, respectively, as Fees in order to refine its alignment of revenue sources with these classifications.


                             Yahoo! Inc.
                           Business Outlook

Business Outlook

The following business outlook is based on current information and expectations as of July 19, 2005. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations website throughout the current quarter. It is currently expected the outlook will not be updated until the release of Yahoo!'s next quarterly earnings announcement, notwithstanding subsequent developments; however, Yahoo! may update the outlook or any portion thereof at any time.

                                     Three months
                                        ending         Year ending
                                     September 30,     December 31,
                                         2005              2005
                                     --------------- -----------------

Revenues excluding traffic
 acquisition costs (3) ("TAC")
 outlook (in millions):
  Gross profit                            $768-$808     $3,150-$3,225
  Other cost of revenues                    112-122           450-475
                                     --------------- -----------------
  Revenues excluding TAC                  $880-$930     $3,600-$3,700
                                     =============== =================

Operating income before depreciation
 and amortization (3) outlook
 (in millions):
  Income from operations                  $235-$252     $1,075-$1,105
  Depreciation and amortization             105-115           400-420
  Stock compensation expense                  10-13             40-50
                                     --------------- -----------------
  Operating income before
   depreciation and amortization          $350-$380     $1,515-$1,575
                                     =============== =================

(3) Refer to Note to Unaudited Condensed Consolidated Statements of
    Operations.



                              Yahoo! Inc.
       Unaudited Condensed Consolidated Statements of Cash Flows
                            (in thousands)

                          Three Months Ended        Six Months Ended
                                June 30,                June 30,
                        ----------------------------------------------
                            2004        2005        2004        2005
                        ----------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income            $ 112,512 $   754,689 $   213,724 $   959,249
  Adjustments to
   reconcile net income
   to net cash provided
   by operating
   activities:
    Depreciation and
     amortization          77,428      96,135     143,620     184,368
    Tax benefits from
     stock options         60,371     495,041     121,121     602,568
    Earnings in equity
     interests            (24,108)    (33,105)    (43,976)    (62,483)
    Dividends received          -      10,670           -      10,670
    Minority interests
     in operations of
     consolidated
     subsidiaries           1,752       3,654       2,234       5,394
    Stock compensation
     expense                7,140      10,948      19,712      20,414
    (Gain)/loss from
     sale of
     investments, assets
     and other, net        10,889    (937,998)      9,616    (952,266)
    Changes in assets
     and liabilities,
     net of effects of
     acquisitions:
      Accounts
       receivable, net    (37,011)    (47,740)    (35,822)    (78,157)
      Prepaid expenses
       and other            4,992      (8,868)        582      10,240
      Accounts payable      4,316      10,433     (13,593)    (14,193)
      Accrued expenses
       and other
       liabilities         19,566      34,597      51,869      79,816
      Deferred revenue     11,855      15,739      16,590      24,290
                         --------- ----------- ----------- -----------
Net cash provided by
 operating activities     249,702     404,195     485,677     789,910
                         --------- ----------- ----------- -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of
   property and
   equipment, net         (55,699)    (93,651)    (94,388)   (161,800)
  Purchases of
   marketable debt
   securities            (550,422) (3,838,067) (1,461,937) (5,474,827)
  Proceeds from sales
   and maturities of
   marketable debt
   securities             552,635   3,597,080   1,469,667   5,374,465
  Acquisitions, net of
   cash acquired         (530,110)    (72,404)   (573,877)   (126,374)
  Proceeds from sales of
   marketable equity
   securities                   -     958,914       1,351     970,296
  Other investing
   activities, net          5,577     (49,913)     15,137     (38,595)
                         --------- ----------- ----------- -----------
Net cash provided by
 (used in) investing
 activities              (578,019)    501,959    (644,047)    543,165
                         --------- ----------- ----------- -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance
   of common stock, net   225,383     212,420     317,678     302,724
  Repurchases of common
   stock                        -           -           -    (164,895)
  Structured stock
   repurchases, net             -    (263,729)    (50,000)   (359,931)
  Other financing
   activities, net              -           -           -         800
                         --------- ----------- ----------- -----------
Net cash provided by
 (used in) financing
 activities               225,383     (51,309)    267,678    (221,302)
                         --------- ----------- ----------- -----------

Effect of exchange rate
 changes on cash and
 cash equivalents              13     (25,332)      3,053     (15,073)

Net change in cash and
 cash equivalents        (102,921)    829,513     112,361   1,096,700
Cash and cash
 equivalents, beginning
 of period                631,174   1,090,910     415,892     823,723
                         --------- ----------- ----------- -----------

Cash and cash
 equivalents, end of
 period                 $ 528,253 $ 1,920,423 $   528,253 $ 1,920,423
                         ========= =========== =========== ===========

Supplemental schedule of
 acquisition-related
 activities:

  Cash paid for
   acquisitions         $ 568,927 $    73,455     619,611 $   127,452
  Cash acquired in
   acquisitions           (38,817)     (1,051)    (45,734)     (1,078)

                         --------- ----------- ----------- -----------
                        $ 530,110 $    72,404 $   573,877 $   126,374
                         ========= =========== =========== ===========

  Common stock,
   restricted stock and
   stock options issued
   in connection with
   acquisitions         $       - $     6,615 $     2,209 $    44,381
                         ========= =========== =========== ===========



                              Yahoo! Inc.
            Unaudited Condensed Consolidated Balance Sheets
                            (in thousands)

                                              December 31,   June 30,
                                                 2004          2005
                                              -----------  -----------

ASSETS
Current assets:
  Cash and cash equivalents                  $   823,723  $ 1,920,423
  Marketable debt securities                   1,875,964    1,474,101
  Marketable equity securities                   812,288            -
  Accounts receivable, net                       479,993      548,408
  Prepaid expenses and other current assets       98,507      157,918
                                              -----------  -----------
    Total current assets                       4,090,475    4,100,850

Long-term marketable debt securities           1,042,575    1,530,149
Property and equipment, net                      531,696      589,373
Goodwill                                       2,550,957    2,563,597
Intangible assets, net                           480,666      491,494
Other assets                                     481,832      396,904
                                              -----------  -----------
  Total assets                               $ 9,178,201  $ 9,672,367
                                              ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                           $    48,205  $    30,909
  Accrued expenses and other current
   liabilities                                   853,115      709,394
  Deferred revenue                               279,387      304,287
                                              -----------  -----------
    Total current liabilities                  1,180,707    1,044,590

Long-term deferred revenue                        65,875       64,584
Long-term debt                                   750,000      750,000
Other long-term liabilities                       35,907       81,237
Minority interests in consolidated
 subsidiaries                                     44,266       50,354
Stockholders' equity                           7,101,446    7,681,602
                                              -----------  -----------
  Total liabilities and stockholders' equity $ 9,178,201  $ 9,672,367
                                              ===========  ===========


     CONTACT: Yahoo! Inc.
              Kelly Delaney, 408-349-2579 (Media Relations) kellyd@yahoo-inc.com
              Cathy La Rocca, 408-349-5188 (Investor Relations) cathy@yahoo-inc.com
               or
              OutCast Communications
              Kim Milosevich, 415-392-8282 (Media Relations) kim@outcastpr.com